EXHIBIT 23


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



               We have issued our reports dated December 26, 1995, accompanying the consolidated financial statements included herewith of BeautiControl Cosmetics, Inc. on Form 10-K for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BeautiControl Cosmetics, Inc. on Forms S-8, (File No. 33-48626, effective June 16, 1992 and File No. 33-83500, effective September 1, 1994).




          GRANT THORNTON LLP

          Dallas, Texas
          February 26, 1996